Exhibit 4.40

FOURTH AMENDMENT TO THE SIMPLE CREDIT OPENING AGREEMENT

that celebrate

INMOBILIARIA INSURGENTES 421, SA DE CV,
as Borrower,

OPERADORA HOTELERA I421, SA DE CV

AND

HOTEL OPERATOR I421 PREMIUM, SA DE CV,
as Jointly and Severally Obligors,

AND

BANCO NACIONAL DE COMERCIO EXTERIOR, SNC, DEVELOPMENT BANKING INSTITUTION,
as Lender

July 4, 2025

FOURTH AMENDMENT DATED JULY 4, 2025 (THE “AMENDMENT”), TO THE SIMPLE CREDIT AGREEMENT DATED SEPTEMBER 29, 2022 (AS THE SAME MAY HAVE BEEN AMENDED AND/OR RESTATED FROM TIME TO TIME),
ENTERED INTO BY:

1.	INMOBILIARIA INSURGENTES 421, S.A. DE C.V., IN ITS CAPACITY AS BORROWER (THE “BORROWER”);
2.
OPERADORA HOTELERA I421, S.A. DE C.V., IN ITS CAPACITY AS JOINT AND SEVERAL OBLIGOR (THE “ORIGINAL JOINT AND SEVERAL OBLIGOR”), AND OPERADORA HOTELERA I421 PREMIUM, S.A. DE C.V., IN ITS CAPACITY AS JOINT AND SEVERAL OBLIGOR (THE “ADDITIONAL JOINT AND SEVERAL OBLIGOR”, AND TOGETHER WITH THE ORIGINAL JOINT AND SEVERAL OBLIGOR, THE “JOINT AND SEVERAL OBLIGORS”, AND TOGETHER WITH THE BORROWER, THE “CREDIT PARTIES”); AND

3.
BANCO NACIONAL DE COMERCIO EXTERIOR, SOCIEDAD NACIONAL DE CRÉDITO, DEVELOPMENT BANKING INSTITUTION, IN ITS CAPACITY AS LENDER (INDISTINCTLY, “BANCOMEXT” AND/OR THE “LENDER”, AND TOGETHER WITH THE CREDIT PARTIES, THE “PARTIES”);

Pursuant to the following recitals, representations and clauses:
RECITALS
FIRST. On October 3, 2018, the Borrower, in such capacity, and the Lender, in such capacity, with the participation of the Original Joint and Several Obligor, as joint and several obligor, entered into a certain Simple Credit Agreement for up to the amount of USD $49,753,000.00 (forty-nine million seven hundred fifty-three thousand Dollars 00/100) (as the same may have been amended from time to time, including without limitation, the rescheduling agreement dated June 19, 2020, the first amendment dated June 25, 2021 and the second amendment dated May 11, 2022, jointly, the “2018 Credit Agreement”) for, among other purposes, financing the costs of the Hotel Renovation (as such term is defined in the 2018 Credit Agreement).

SECOND. On October 3, 2018, the Borrower, the Original Joint and Several Obligor, E.S. Agrupación, S.A. de C.V., and Messrs. Elías Sacal Cababie and Marcos Sacal Cohen, as settlors and second-ranking beneficiaries (the “Original Settlors”), Bancomext, as first-ranking beneficiary (the “First-Ranking Beneficiary”), and CIBanco, S.A., Institución de Banca Múltiple, as trustee (the “Trustee”), entered into an irrevocable trust agreement for administration, guarantee and source of payment identified with number CIB/3109 (as the same may have been amended from time to time, the “Original Trust Agreement”), among whose purposes is to guarantee the timely payment and performance of the Guaranteed Obligations (as such term is defined in the Original Trust Agreement).

THIRD. On June 19, 2020, the Borrower, in such capacity, and the Lender, in such capacity, with the participation of the Original Joint and Several Obligor, as joint and several obligor, entered into an agreement for acknowledgment and rescheduling of indebtedness under the 2018 Credit Agreement, in order, among other matters, (i) to modify the definition of Debt Service Coverage Ratio, Free Cash Flow and Annual Excess Cash Flow, (ii) to acknowledge the amount owed pursuant to the 2018 Credit Agreement as of such date, and (iii) to modify the Amortization Schedule established in the 2018 Credit Agreement.

FOURTH. On June 25, 2021, the Borrower, in such capacity, and the Lender, in such capacity, with the participation of the Original Joint and Several Obligor, as joint and several obligor, entered into a first amendment to the 2018 Credit Agreement.

FIFTH. On June 25, 2021, the Original Settlors, as settlors and second-ranking beneficiaries, the First-Ranking Beneficiary, in such capacity, and the Trustee, in such capacity, entered into a first amendment to the Original Trust Agreement, pursuant to which certain provisions thereof were modified (the “First Amendment to the Trust”).

SIXTH. On May 11, 2022, the Borrower, in such capacity, and the Lender, in such capacity, the Original Joint and Several Obligor, as joint and several obligor, and the Additional Joint and Several Obligor, as adhering joint and several obligor, entered into a second amendment to the 2018 Credit Agreement, in order, among other agreements, to add the Additional Joint and Several Obligor as a joint and several obligor of the Borrower with respect to the obligations arising from the 2018 Credit Agreement.

SEVENTH. On May 11, 2022, the Original Settlors and the Additional Joint and Several Obligor, as settlors and second-ranking beneficiaries, the First-Ranking Beneficiary, in such capacity, and the Trustee, in such capacity, entered into a second amendment to the Original Trust Agreement, pursuant to which certain provisions thereof were modified (the “Second Amendment to the Trust”).

EIGHTH The Bancomext Trust (as defined below) was designated as the owner of the private unit identified as “Condominium A” (the “Private Unit”), which is part of the master condominium called “Insurgentes 421”, located at Avenida Insurgentes Sur number 421, Colonia Hipódromo Condesa, Delegación Cuauhtémoc, CP. 06110, Mexico City. This is recorded in public deed number 214,066 dated October 10, 2018, executed before Notary Public Cecilio González Márquez, number 151 of Mexico City, and registered on October 30, 2019, under real estate folio number 9251381 (the “Deed of Reversion and Contribution”).

NINTH On September 29, 2022, the Borrower, in its capacity as borrower, the Joint Obligors, in their capacity as joint obligors, and Bancomext, in its capacity as lender, entered into a simple credit line agreement (the “Original Credit Agreement”), under which Bancomext agreed to grant the Borrower a credit up to the amount ofUSD$75,000,000.00 (seventy-five million Dollars 00/100), distributed in two portions, Portion A and Portion B (as such terms are defined in the Original Credit Agreement), in accordance with the terms and subject to the conditions set forth in said Original Credit Agreement.

TENTH On September 29, 2022, the Trustors, the First Beneficiary, and the Trustee entered into the third amendment to the Original Trust Agreement, in order to guarantee and, if applicable, pay with the assets and rights that comprise the Trust Estate the Guaranteed Obligations assumed by the Borrower under the terms of the Original Credit Agreement (the “Third Amendment to the Trust”).

TENTHFIRST. On January 23, 2023, the Borrower, in its capacity as borrower, the Joint Obligors, in their capacity as joint obligors, and Bancomext in its capacity as lender, entered into a first amendment to the Original Credit Agreement, through which, among other things, the amount of Portion A and Portion B was adjusted and the investment and disbursement schedule was replaced (the “First Amendment to the Original Credit Agreement”).

TWELFTH On May 25, 2023, the Borrower, in its capacity as borrower, the Joint Obligors, in their capacity as joint obligors, and Bancomext, in its capacity as lender, entered into an amendment and re-expression agreement to the Original Credit Agreement, under which Bancomext made available to the Borrower Portion C (as defined in the Re-expression Agreement) for up to USD$25,000,000.00 (twenty-five million Dollars 00/100) and consequently increased the total principal amount available under the Credit Agreement to USD$100,000,000.00 (one hundred million Dollars 00/100), (the “Re-expression Agreement”).

THIRTEENTH On May 25, 2023, the Settlors, the First Beneficiary and the Trustee entered into the fourth amendment to the Original Trust Agreement (the “Fourth Amendment to the Trust”).

FOURTEENTH On March 8, 2024, ES Agrupación, SA de CV, and Mr. Elías Sacal Cababie and Mr. Marcos Sacal Cohen, as assignors (the “Assignors”), Murano Management, SA de CV (“Murano MG”), and Murano PV, SA de CV (“Murano PV”), as assignees, with the appearance of the Borrower, the Joint Obligors, the First Beneficiary, and the Trustee, entered into a certain assignment agreement with respect to the Bancomext Trust (the “Assignment Agreement”), by virtue of which, (i) ES Agrupación, SA de CV and Mr. Elías Sacal Cababie assigned and transferred to Murano PV all of the beneficiary rights that they held on that date under the Bancomext Trust, and (ii) Mr. Marcos Sacal Cohen assigned and transferred to Murano MG all of the rights of trustee of those who, on that date, was the holder under the protection of the Bancomext Trust.

FIFTEENTHOn April 4, 2024, the Borrower, in its capacity as borrower, the Joint Obligors, in their capacity as joint obligors, and Bancomext, in its capacity as lender, entered into a third amendment and waiver agreement to the Original Credit Contract (the “Third Amendment to the Original Credit”, and together with the First Amendment to the Original Credit, the Re-expression Agreement and the Original Credit Contract, the “Credit Contract”).

SIXTEENTH. On April 4, 2024, the Transferors, as outgoing settlors and second beneficiaries, Murano MG and Murano PV, as adhering settlors and second beneficiaries, the Borrower and the Joint Obligors, as settlors and second beneficiaries, the First Beneficiary and the Trustee, entered into a fifth amendment, contribution and adherence agreement to the Original Trust Agreement (the “Fifth Amendment to the Trust” and together with the Original Trust Agreement, the First Amendment to the Trust, the Second Amendment to the Trust, the Third Amendment to the Trust, and the Fourth Amendment to the Trust, the “Bancomext Trust”), by virtue of which the Transferors ceased to be part of the Bancomext Trust, and each of Murano MG and Murano PV, He joined the Bancomext Trust as trustor and second trustee.

STATEMENTS

I.
Each Party to this Agreement makes the representations incumbent upon it under the Credit Agreement, as if they had been made on this date (except for any representation relating to a particular earlier date, in which case such representation was true and correct on that earlier date and shall not be deemed to have been updated to the date of this Agreement), which are incorporated herein by reference and, in addition:

II.
The Credit Parties declare that their commercial business is free of encumbrances, with the exception of (i) the encumbrances constituted or granted in accordance with the Financing Documents, and (ii) the encumbrances in favor of Bancomext previously granted in the Credit Agreement, which they prove in terms of the searches in the Single Registry of Movable Guarantees and the certificates of existence or non-existence of encumbrances, which are added hereto as Annex A.

III.
The Borrower declares that the Building is current on all payments of its respective taxes, fees, and contributions. The condominium ownership of the Building has been duly registered, and the Private Unit is free of all liens and encumbrances, with the exception of (i) the applicable limitations under the Applicable Law, and (ii) the Bancomext Trust, which is evidenced by the certificate of existence or non-existence of liens, issued by said Registry on June 30, 2025, which is attached hereto as Annex B.

IV.
The Borrower declares that, prior to the date of execution of this Agreement, it has fully funded the Debt Service Reserve Account up to the Required Reserve Amount for Debt Service, considering the provisions set forth below in this Agreement.

V.
The Borrower declares that, on this same date, it made a payment of (i) USD $1,880,075.12 (one million eight hundred eighty thousand seventy-five Dollars 12/100) for interest accrued to this date, for which the funds available in the Debt Service Reserve Account were used and (ii) USD $229,214.01 (two hundred twenty-nine thousand two hundred fourteen Dollars 01/100) for restructuring fee.

VI.
Each and every one of the statements contained in the Credit Agreement remains true and correct as of the date of this Agreement and is considered to be transcribed herein, except for those statements which by their nature must refer to a different date.

IN VIEW OF THE FOREGOING, based on the Background and Declarations above, the Parties agree to be bound by the following:

CLAUSES

FIRST. Definitions. Capitalized terms used in this Agreement shall have the same meaning as ascribed to them in the Credit Agreement, unless expressly defined otherwise in this Agreement.

SECOND. Acknowledgment of Debt. The Borrower and the Joint and Several Obligors hereby acknowledge and accept that they owe Bancomext the amount of USD$98,799,144.15 (ninety-eight million seven hundred ninety-nine thousand one hundred forty-four Dollars 15/100) as principal, as of this date, under the Credit, which amount does not include interest, expenses, or fees of any kind that the Borrower must pay to the Lender. Additionally, the Parties hereby acknowledge that, as of the date of this Agreement, the Borrower has drawn down Portion A, Portion B, and Portion C in their entirety, and therefore the Borrower may not draw down said portions again.

THIRD. Amendments to the Credit AgreementWith effect from the date of execution of this Agreement, the Parties agree to amend the following provisions of the Credit Agreement, as described below:

(a)          The Parties expressly agree and stipulate that, effective from this date, the Amortization Schedule attached as Annex C to the Credit Agreement is modified and replaced by the document attached to this Agreement as Annex C (Updated Amortization Schedule), so that, from this date, any reference made in the Financing Documents to the Amortization Schedule shall be understood to refer to the document attached to this Agreement as Annex C.

(b)          The Parties agree to amend Clause One (Definitions) of the Credit Agreement, in order to modify the following defined terms (emphasis added to the modified text):

“Financing Documents” means the Simple Credit Opening Agreement dated September 29, 2022, and any of its modifications, restatements and/or additions (including but not limited to the First Amendment to the Credit Agreement, the Restatement Agreement to the Credit Agreement, the Third Amendment to the Credit Agreement and the Fourth Amendment to the Credit Agreement), the Amendment and Restatement Agreement to the Bancomext Trust, the Amendment and Ratification Agreement to the Bancomext Trust, the Fifth Amendment Agreement for Contribution and Adhesion to the Bancomext Trust, the Fiduciary Substitution Agreement, the Borrower's STP Pledge, the Original Joint and Several Obligor's STP Pledge, the Additional Joint and Several Obligor's STP Pledge, the Borrower's Pledge on Shares, the Original Joint and Several Obligor's Pledge on Shares, the Additional Joint and Several Obligor's Pledge on Shares, and the Ratification Agreements of the Pledge Agreements, each Assignment of Collection Rights Agreement, the Ratification Agreements of the Assignment of Rights Agreements and the Letter of Commitment.

“Amortization Schedule” means the amortization schedule attached to the Fourth Amendment Agreement to the Credit as Annex C.

“Principal Payment Date” means, with respect to each of the Provisions, the quarterly Interest Payment Date corresponding to each of the months indicated in the Amortization Schedule attached to the Fourth Amendment Agreement to the Credit as Annex C.

“Required Reserve Amount for Debt Service” means, at the time of its calculation, the amount equivalent to the next principal amortization that the Borrower must pay on the outstanding balance of Portion A, Portion B and Portion C in accordance with the Amortization Schedule attached to the Fourth Amendment Agreement to the Credit as Annex C, plus the respective interest.

(c)          The Parties agree to amend Clause One (Definitions) of the Credit Agreement, in order to add the following defined term:

“Fiduciary Substitution Agreement"means the fiduciary substitution agreement of the Bancomext Trust to be entered into between Murano MG, Murano PV, the Accredited and the Joint Obligors, as trustors and second trustees, the First Trustee, CIBanco, SA, Multiple Banking Institution, as substitute trustee, and Banco Nacional de Comercio Exterior, SNC Development Banking Institution, Fiduciary Division as substitute trustee.

“Fourth Amendment to the Credit Agreement"means the fourth amendment to the Credit Agreement dated July 4, 2025, entered into between the Borrower, in that capacity, the Joint Obligors, in that capacity, and the Lender, in that capacity.

(d)        The Parties agree to modify subsection (a) of Section 2.04. (Amortization; Voluntary Early Amortization; Mandatory Early Amortization), Clause Two (Credit Amount; Disbursement Terms; Credit Payment), of the Credit Agreement, so that said subsection is worded as follows (emphasis added to the modified text):

(to)    Loan Amortization. Without prejudice to the provisions of other sections of this Agreement, the Borrower shall pay Bancomext each of the Loan Disbursements through the corresponding quarterly amortizations on the dates and for the amounts established in the Amortization Schedule.which is attached to the Fourth Amendment Agreement to the Credit as Annex C.

(e)         The Parties agree to modify subparagraph “4.” corresponding to subparagraph (c) of Section 2.04. (Amortization; Voluntary Early Amortization; Mandatory Early Amortization), Clause Two (Credit Amount; Disbursement Terms; Credit Payment), of the Credit Agreement, so that said subparagraph “4.”, is worded as follows (emphasis added to the modified text):

1.
Starting 180 days after the end of 2026, once the following year-end Audited Combined Financial Statements have been delivered, if the Debt Service Coverage Ratio iselderlyFrom 1.2 to 1.0 during a full fiscal year, the Accredited party undertakes to pay a Mandatory Early Amortization equivalent to 100% (one hundred percent) of the Annual Surplus Flow of the Project, which must be paid no later than within 15 (fifteen) calendar days following the date of determination of the respective Mandatory Early Amortization.

(f)        The Parties agree to amend Section 4.01, (bb) (Financial Obligations) subparagraph (b), of Clause Four (Obligations to Do), of the Credit Agreement, so that said subparagraph is worded as follows (emphasis added to the amended text):

(b)From the year 2027 onwards, once the Audited Combined Financial Statements for the immediately preceding year have been delivered and based on them, a Debt Service Coverage Ratio equal to or greater than 1.2 to 1.0, as well as the certificate referred to in subparagraph (iii) of this Clause (a).

(g)         The Parties agree to amend Section 4.01 (k) (Reserve for Additional Debt Service), Clause Four (Obligations to Do), of the Credit Agreement, so that said clause is worded as follows (emphasis added to the amended text):

(k) Additional Debt Service Reserve. (i) Begin with the first Disbursement of Portion C and maintain at all times sufficient funds in the Additional Debt Service Reserve Account to cover the Required Debt Service Reserve Amount. In connection with the foregoing, the Borrower shall deposit the required funds no later than 15 (fifteen) days after each Disbursement, deposit or cause to be deposited the required funds into the Additional Debt Service Reserve Account. If funds deposited in the Additional Debt Service Reserve Account are used to cover any amount owed by the Borrower under the Financing Documents, the Borrower shall return such funds to the Additional Debt Service Reserve Account no later than 10 (ten) days after the date such reserve was used.

The Parties agree that the funds deposited in the Additional Debt Service Reserve Account will not be used unless required and requested at the discretion of Bancomext in the event of extraordinary contingencies, except as provided in the following paragraph.

(ii)Exclusively during the period between the Principal Payment Date corresponding to October 2024 and the Principal Payment Date corresponding to January 2026 inclusive, the payments that the Borrower must make for principal or interest amortizations on the Interest Payment Date may be covered with the resources deposited in the Additional Debt Service Reserve Account.

At the time of the signing date of the Third Amendment Agreement to the Credit, the Additional Debt Service Reserve Account is funded at least one third of the Required Debt Service Reserve Amount. The Additional Debt Service Reserve Account must be funded: (i) at least one-third corresponding to the second third of the outstanding balance of the Required Debt Service Reserve Amount no later than the second month of the Interest Period immediately following the Principal Payment Date corresponding to the month of July 2024, and (ii) at least one-third corresponding to the third third of the outstanding balance of the Required Debt Service Reserve Amount no later than the third month of the Interest Period immediately following the Principal Payment Date corresponding to the month of July 2024. It is understood that the Additional Debt Service Reserve Account must be fully funded no later than five (5) calendar days prior to the Principal Payment Date corresponding to the month of October 2024.

The Parties agree that exclusively during the period between the Principal Payment Date corresponding to October 2024 and the Principal Payment Date corresponding to January 2026 inclusive, the following mechanism shall be followed for the funding of the Additional Debt Service Reserve Account:

A.
On each Interest Payment Date, if the Additional Debt Service Reserve Account is funded by at least two-thirds of the Required Debt Service Reserve Amount, the Additional Debt Service Reserve Account shall be fully funded up to the outstanding balance to reach the Required Debt Service Reserve Amount no later than that Interest Payment Date.

B.
In the event that the amounts deposited in the Additional Debt Service Reserve Account have been used on an Interest Payment Date, these amounts will be replenished monthly up to one-third of the outstanding balance of the Required Debt Service Reserve Amount, as follows: the funding of the first third must be made no later than the first month of the Interest Period immediately following the Interest Payment Date on which said reserve was used, the funding of the second third must be made no later than the second month of the Interest Period immediately following the Interest Payment Date on which said reserve was used, and the funding of the outstanding balance of the Required Debt Service Reserve Amount must be made no later than the following Interest Payment Date. The foregoing is understood to mean that prior to the next Interest Payment Date, the Borrower must maintain together with the amounts deposited in the Debt Service Reserve Account and the Additional Debt Service Reserve Account, at least one part of the Required Debt Service Reserve Amount plus two-thirds of another part of the Required Debt Service Reserve Amount.

C.
On the Principal Payment Date corresponding to the month of January 2026, the Debt Service Reserve Account and the Additional Debt Service Reserve Account must each be fully funded with the Required Debt Service Reserve Amount.

D.
Beginning with the Principal Payment Date corresponding to the month of January 2026, the Debt Service Reserve Account and the Additional Debt Service Reserve Account shall be used and replenished in accordance with the provisions of the first two paragraphs of Section 4.01(j) and Section 4.01(k)(i), respectively.

At any time during the term of this Agreement, if the Required Debt Service Reserve Amount increases with respect to the immediately preceding Interest Period, the Borrower shall, no later than 5 (five) calendar days after the beginning of the Interest Period in which the increase is recorded, deposit or cause to be deposited the required funds in the Additional Debt Service Reserve Account to cover the Required Debt Service Reserve Amount adjusted by the increase mentioned in this paragraph.

The Parties agree that the obligations set forth in this inception (k)(ii) shall not apply provided that (i) the Trustee Substitution Agreement and the modification of the Bancomext Trust have been executed in accordance with Clause Four of the Fourth Amendment to the Loan Agreement, (ii) the Borrower demonstrates to the satisfaction of the Lender for a consecutive period of 6 (six) months that (A) all income generated by the operation of the Hotel or all income generated by the operation of the Hotel, after deducting the operating and maintenance expenses required to ensure the operation of the Hotel in accordance with the Operating Agreements, as agreed, are received in the Bancomext Trust accounts and this is validated by an external supervisor, and (B) the Bancomext Trust accounts have sufficient funds to cover all payments that the Borrower must make for principal and interest amortizations during said period in accordance with the Schedule of Amortization, and (iii) the Debt Service Reserve Account is kept fully funded at all times.

FOURTH. Modification of the Bancomext Trust. The Borrower and the Joint Obligors agree that, (i) within a period no more than 5 (five)days counted from the execution of this Agreement, will carry out or cause to be carried out, to the satisfaction of the Lender, the execution of the Fiduciary Substitution Agreement of the Bancomext Trust, and (ii) within a periodno more than 15 (fifteen)Business days counted from the execution of this Agreement, will carry out or cause to be carried out, to the satisfaction of the Lender, the modification and/or total re-expression of the Bancomext Trust for the purpose of, (A) recognizing the fiduciary substitution in accordance with the Fiduciary Substitution Agreement, (B) modifying the terms that are necessary derived from the fiduciary substitution and (C) the Bancomext Trust receives all the income generated by the operation of the Hotel or all the income generated by the operation of the Hotel, after deducting the operating and maintenance expenses required to ensure the operation of the Hotel in accordance with the Operating Contracts, as agreed, in the accounts of the Bancomext Trust and the foregoing is validated by an external supervisor, in accordance with the terms established in the Bancomext Trust.

The Parties agree that failure to comply with the obligation provided for in this Clause, in terms satisfactory to the Lender, shall be considered as a Cause of Early Termination for all purposes provided for in the Credit Agreement.

FIFTH. Ratification of Joint and Several Obligation.The Joint and Several Obligors, in this act, express their consent to the execution of this Agreement and expressly ratify and acknowledge that they continue to be jointly and severally obligated to pay Bancomext the principal, ordinary interest, default interest, commissions and other accessories payable under the Credit Contract in the terms established therein (as it may be modified from time to time, including through this Agreement).

SIXTH. Ratification of Obligations and Guarantees. The Parties to the Loan hereby ratify the validity and scope of their obligations and guarantees established in favor of the Lender by virtue of the Loan Agreement, under the terms set forth therein (as amended from time to time, including by this Agreement), which are hereby incorporated by reference as if fully set forth herein, until the principal, interest, and related charges arising from the Loan are settled in accordance with the provisions of this Agreement, the Loan Agreement, and the other Financing Documents. In the event of any discrepancy between the provisions of the sections amended by this Agreement and those of the Loan Agreement, the provisions of the sections amended by this Agreement shall prevail.

Furthermore, the Parties agree that this Agreement constitutes a “Financing Document” within the terms of the Credit Agreement.

SEVENTH. No Novation. The execution of this Agreement does not constitute novation, payment, prepayment, fulfillment or extinction of any of the obligations of the parties under the Credit Agreement and the other Financing Documents, including their annexes, appendices and modifications.

EIGHTH. Headings. The Parties to this Agreement agree that the headings of each of the Clauses of this Agreement are for reference purposes only and shall not affect the meaning or interpretation thereof.

NINTH. Notices. All notices and other communications that must be delivered pursuant to this Agreement shall be delivered to each party to this Agreement in accordance with the provisions of Section 8.08 of Clause Eight of the Credit Agreement (as amended from time to time, including by this Agreement).

TENTH. Conflict. In the event of a conflict between the provisions of this Agreement and the provisions of the Credit Agreement, the provisions of this Agreement shall prevail.

ELEVENTH. Independence of Provisions. If any provision of this Agreement is declared illegal or unenforceable by a competent court, such provision shall be considered and interpreted separately from the other provisions contained herein and shall not affect in any way the validity, legality and enforceability of this Agreement.

TWELFTH. Expenses and Costs. The Parties to this Agreement agree that the expenses and costs generated by the preparation, execution and formalization of this Agreement shall be borne by the Accredited Party, including without limitation reasonable and documented notarial costs and expenses, as well as those of Bancomext's external legal advisors.

THIRTEENTH Applicable Legislation. This Agreement shall be governed by and construed in accordance with the laws of Mexico.

FOURTEENTH. Jurisdiction. For all matters relating to the interpretation and fulfillment of the obligations arising from this Agreement, the parties hereto submit to the jurisdiction and competence of the federal courts located in Mexico City, Mexico, waiving any other jurisdiction that may correspond to them by reason of law, their present or future domicile or any other reason.

[Signature sheets follow]

THE BORROWER

INMOBILIARIA INSURGENTES 421, SA DE CV,

Autograph Signature

By: Marcos Sacal Cohen
Position: Attorney

[This signature sheet corresponds to the Fourth Amendment to the Simple Credit Opening Contract dated July 4, 2025, entered into between Inmobiliaria Insurgentes 421, SA de CV, as the borrower; Operadora Hotelera I421, SA de CV, as the joint obligor, Operadora Hotelera I421 Premium, SA de CV, as the joint obligor; and Banco Nacional de Comercio Exterior, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo, as the lender]

JOINTLY OBLIGORS

OPERADORA HOTELERA I421, SA DE CV

Autograph Signature

By: Marcos Sacal Cohen
Position: Attorney

OPERADORA HOTELERA I421 PREMIUM, SA DE CV,

Autograph Signature

By: Marcos Sacal Cohen
Position: Attorney

[This signature sheet corresponds to the Fourth Amendment to the Simple Credit Opening Contract dated July 4, 2025, entered into between Inmobiliaria Insurgentes 421, SA de CV, as the borrower; Operadora Hotelera I421, SA de CV, as the joint obligor, Operadora Hotelera I421 Premium, SA de CV, as the joint obligor; and Banco Nacional de Comercio Exterior, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo, as the lender]

THE LENDER

NATIONAL BANK OF FOREIGN TRADE, SNC, DEVELOPMENT BANKING INSTITUTION,

Autograph Signature	Autograph Signature

By: Karla Yeneri Ventre Guerrero	By: Susana Vázquez Cruz
Position: Attorney	Position: Attorney

[This signature sheet corresponds to the Fourth Amendment to the Simple Credit Opening Contract dated July 4, 2025, entered into between Inmobiliaria Insurgentes 421, SA de CV, as the borrower; Operadora Hotelera I421, SA de CV, as the joint obligor, Operadora Hotelera I421 Premium, SA de CV, as the joint obligor; and Banco Nacional de Comercio Exterior, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo, as the lender]

Annex A

Searches in the Single Registry of Movable Guarantees and Certificates of Existence or Non-existence of Encumbrances

[attached]

Annex B

Certificate of Existence or Non-existence of Encumbrances

[attached]

Annex C

Updated Amortization Schedule (Figures are USD)

YEAR	QUARTER	AMORTIZATION	YEAR	QUARTER	AMORTIZATION
2025	JULY	30,000.00	2031	OCTOBER	2,100,000.00
	OCTOBER	30,000.00	2032	JANUARY	2,100,000.00
2026	JANUARY	30,000.00		APRIL	2,300,000.00
	APRIL	50,000.00		JULY	2,300,000.00
	JULY	80,000.00		OCTOBER	2,500,000.00
	OCTOBER	120,000.00	2033	JANUARY	2,500,000.00
2027	JANUARY	170,000.00		APRIL	2,700,000.00
	APRIL	230,000.00		JULY	2,700,000.00
	JULY	300,000.00		OCTOBER	2,900,000.00
	OCTOBER	380,000.00	2034	JANUARY	2,900,000.00
2028	JANUARY	470,000.00		APRIL	2,900,000.00
	APRIL	570,000.00		JULY	2,900,000.00
	JULY	680,000.00		OCTOBER	3,100,000.00
	OCTOBER	800,000.00	2035	JANUARY	3,100,000.00
2029	JANUARY	950,000.00		APRIL	3,300,000.00
	APRIL	1,100,000.00		JULY	3,300,000.00
	JULY	1,250,000.00		OCTOBER	3,550,000.00
	OCTOBER	1,400,000.00	2036	JANUARY	3,550,000.00
2030	JANUARY	1,500,000.00		APRIL	3,750,000.00
	APRIL	1,700,000.00		JULY	3,750,000.00
	JULY	1,700,000.00		OCTOBER	3,850,000.00
	OCTOBER	1,800,000.00	2037	JANUARY	3,850,000.00
2031	JANUARY	1,800,000.00		APRIL	3,950,000.00
	APRIL	1,900,000.00		JULY	3,950,000.00
	JULY	1,900,000.00		OCTOBER	4,059,144.15
			TOTAL		98,799,144.15

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In the City of Monterrey, Nuevo León, United Mexican States; On the 10th-tenthth day of April, 2026, the undersigned, LIC. RODRIGO SALVADOR ALANIS LAMBRETON, with Federal Tax Registry Number AALR731224-DH2, by my own rights herein indicating as conventional address at Mariano Escobedo Sur, number 136- one hundred thirty-six, Colonia Centro, Monterrey, Nuevo León, C.P. 64000, Mexico and under oath to tell the truth, and in my capacity as SWORN EXPERT TRANSLATOR AND INTERPRETER IN THE LANGUAGE ENGLISH-SPANISH, SPANISH-ENGLISH authorized by the Federal Judicial Branch, with the identification number 017//2022, I DECLARE the following:

SOLE. -THAT, TO THE BEST OF MY KNOWLEDGE, THIS DOCUMENT CONSISTING OF (21) TWENTY ONE PAGES INCLUDING THIS ONE, IS A TRUE AND ACCURATE TRANSLATION FROM ITS ORIGINAL SPANISH VERSION INTO ENGLISH.

The foregoing, for all legal purposes that may arise and at the request of the interested party(ies).

"I Attest, Under Oath"

LIC. RODRIGO SALVADOR ALANIS LAMBRETON
SWORN TRANSLATOR AUTHORIZED ID: 0017/2022 by the
Mexican Federal Judicial Branch
rodrigo@traductoresmx.com.mx / +52 (81) 1790-6413
Mariano Escobedo Sur No. 136
Colonia Centro, Monterrey, N.L.
C.P. 64000, Mexico
My commission expires on December 31st., 2028.